                                                                    Exhibit 4(n)




                                 SIX FLAGS, INC.

                                  $480,000,000

                          8-7/8% SENIOR NOTES DUE 2010

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                                    INDENTURE

                          Dated as of February 11, 2002

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                    ---------------------------------------

                              THE BANK OF NEW YORK

                                   as Trustee

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                                TABLE OF CONTENTS

                                                                                                               PAGE
         ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................................................1
         Section 1.01.   Definitions..............................................................................1
         Section 1.02.   Other Definitions.......................................................................18
         Section 1.03.   One Class of Securities.................................................................19
         Section 1.04.   Trust Indenture Act.....................................................................19
         Section 1.05.   Rules of Construction...................................................................19

         ARTICLE II THE NOTES....................................................................................20
         Section 2.01.   Issuance of Additional Notes............................................................20
         Section 2.02.   Payments by Company by Wire Transfer....................................................20
         Section 2.03.   Form and Dating.........................................................................20
         Section 2.04.   Execution and Authentication............................................................21
         Section 2.05.   Registrar and Paying Agent..............................................................21
         Section 2.06.   Paying Agent to Hold Money in Trust.....................................................21
         Section 2.07.   Holder Lists............................................................................22
         Section 2.08.   Transfer and Exchange...................................................................22
         Section 2.09.   Replacement Notes.......................................................................35
         Section 2.10.   Outstanding Notes.......................................................................35
         Section 2.11.   Treasury Notes..........................................................................36
         Section 2.12.   Temporary Notes.........................................................................36
         Section 2.13.   Cancellation............................................................................36
         Section 2.14.   Defaulted Interest......................................................................36
         Section 2.15.   Cusip Numbers...........................................................................36

         ARTICLE III REDEMPTION AND PREPAYMENT...................................................................37
         Section 3.01.   Notices to Trustee......................................................................37
         Section 3.02.   Selection of Notes to Be Redeemed.......................................................37
         Section 3.03.   Notice of Redemption....................................................................37
         Section 3.04.   Effect of Notice of Redemption..........................................................38
         Section 3.05.   Deposit of Redemption Price.............................................................38
         Section 3.06.   Notes Redeemed in Part..................................................................39
         Section 3.07.   Optional Redemption.....................................................................39
         Section 3.08.   Mandatory Redemption....................................................................39
         Section 3.09.   Offer to Purchase by Application of Excess Proceeds.....................................39

         ARTICLE IV COVENANTS....................................................................................41
         Section 4.01.   Payment of Notes........................................................................41
         Section 4.02.   Maintenance of Office or Agency.........................................................41
         Section 4.03.   Reports.................................................................................42
         Section 4.04.   Compliance Certificate..................................................................42
         Section 4.05.   Taxes...................................................................................43
         Section 4.06.   Stay, Extension and Usury Laws..........................................................43


                                                                                                               PAGE
         Section 4.07.   Restricted Payments.....................................................................43
         Section 4.08.   Dividend and Other Payment Restrictions Affecting Subsidiaries..........................46
         Section 4.09.   Incurrence of Indebtedness and Issuance of Preferred Stock..............................47
         Section 4.10.   Asset Sales.............................................................................49
         Section 4.11.   Transactions with Affiliates............................................................51
         Section 4.12.   Liens...................................................................................51
         Section 4.13.   Line of Business........................................................................51
         Section 4.14.   Corporate Existence.....................................................................52
         Section 4.15.   Offer to Repurchase Upon Change of Control..............................................52
         Section 4.16.   Limitation on Sale and Leaseback Transactions...........................................53
         Section 4.17.   Payments for Consent....................................................................54
         Section 4.18.   Limitation on Leases....................................................................54

         ARTICLE V SUCCESSORS....................................................................................54
         Section 5.01.   Merger, Consolidation, or Sale of Assets................................................54
         Section 5.02.   Successor Corporation Substituted.......................................................54

         ARTICLE VI DEFAULTS AND REMEDIES........................................................................55
         Section 6.01.   Events of Default.......................................................................55
         Section 6.02.   Acceleration............................................................................56
         Section 6.03.   Other Remedies..........................................................................57
         Section 6.04.   Waiver of Past Defaults.................................................................57
         Section 6.05.   Control by Majority.....................................................................57
         Section 6.06.   Limitation on Suits.....................................................................57
         Section 6.07.   Rights of Holders to Receive Payment....................................................58
         Section 6.08.   Collection Suit by Trustee..............................................................58
         Section 6.09.   Trustee May File Proofs of Claim........................................................58
         Section 6.10.   Priorities..............................................................................59
         Section 6.11.   Undertaking for Costs...................................................................59

         ARTICLE VII TRUSTEE.....................................................................................59
         Section 7.01.   Duties of Trustee.......................................................................59
         Section 7.02.   Rights of Trustee.......................................................................60
         Section 7.03.   Individual Rights of Trustee............................................................61
         Section 7.04.   Trustee's Disclaimer....................................................................62
         Section 7.05.   Notice of Defaults......................................................................62
         Section 7.06.   Reports by Trustee to Holders of the Notes..............................................62
         Section 7.07.   Compensation and Indemnity..............................................................62
         Section 7.08.   Replacement of Trustee..................................................................63
         Section 7.09.   Successor Trustee by Merger, etc........................................................64
         Section 7.10.   Eligibility; Disqualification...........................................................64
         Section 7.11.   Preferential Collection of Claims Against Company.......................................64

         ARTICLE VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................................64
         Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance................................64
         Section 8.02.   Legal Defeasance and Discharge..........................................................65
         Section 8.03.   Covenant Defeasance.....................................................................65

                                       ii

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         Section 8.04.   Conditions to Legal or Covenant Defeasance..............................................66
         Section 8.05.   Deposited Money and Government Securities to be Held in Trust;
                         Other Miscellaneous Provisions..........................................................67
         Section 8.06.   Repayment to Company....................................................................67
         Section 8.07.   Reinstatement...........................................................................68

         ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER.............................................................68
         Section 9.01.   Without Consent of Holders..............................................................68
         Section 9.02.   With Consent of Holders.................................................................68
         Section 9.03.   Compliance with Trust Indenture Act.....................................................70
         Section 9.04.   Revocation and Effect of Consents.......................................................70
         Section 9.05.   Notation on or Exchange of Notes........................................................70
         Section 9.06.   Trustee to Sign Amendments, etc.........................................................70

         ARTICLE X MISCELLANEOUS.................................................................................71
         Section 10.01.   Trust Indenture Act Controls...........................................................71
         Section 10.02.   Notices................................................................................71
         Section 10.03.   Communication by Holders with Other Holders............................................72
         Section 10.04.   Certificate and Opinion as to Conditions Precedent.....................................72
         Section 10.05.   Statements Required in Certificate or Opinion..........................................72
         Section 10.06.   Rules by Trustee and Agents............................................................72
         Section 10.07.   No Personal Liability of Directors, Officers, Employees
                          and Stockholders.......................................................................72
         Section 10.08.   Governing Law..........................................................................73
         Section 10.09.   No Adverse Interpretation of Other Agreements..........................................73
         Section 10.10.   Successors.............................................................................73
         Section 10.11.   Severability...........................................................................73
         Section 10.12.   Counterpart Originals..................................................................73
         Section 10.13.   Table of Contents, Headings, etc.......................................................73

                                        CROSS-REFERENCE TABLE*

         Trust Indenture
         Act Section                                                                 Indenture Section
         ---------------                                                             ------------------
         310(a)(1)..................................................................               7.10
            (a)(2)..................................................................               7.10
            (a)(3)..................................................................               N.A.
            (a)(4)..................................................................               N.A.
            (a)(5)..................................................................               7.10
            (b).....................................................................               7.10
            (c).....................................................................               N.A.
         311(a).....................................................................               7.11
            (b).....................................................................               7.11
            (c).....................................................................               N.A.
         312(a).....................................................................               2.05
            (b).....................................................................              10.03
            (c).....................................................................              10.03
         313(a).....................................................................               7.06
            (b)(1)..................................................................              10.03
            (b)(2)..................................................................         7.06, 7.07
            (c).....................................................................        7.06, 10.02
            (d).....................................................................               7.06
         314(a).....................................................................        4.03, 10.02
            (b).....................................................................               N.A.
            (c)(1)..................................................................              10.04
            (c)(2)..................................................................              10.04
            (c)(3)..................................................................               N.A.
            (d).....................................................................               N.A.
            (e).....................................................................              10.05
            (f).....................................................................               N.A.
         315(a).....................................................................               7.01
            (b).....................................................................        7.05, 10.02
            (c).....................................................................               7.01
            (d).....................................................................               7.01
            (e).....................................................................               6.11
         316(a) (last sentence).....................................................               2.11
            (a)(1)(A)...............................................................               6.05
            (a)(1)(B)...............................................................               6.04
            (a)(2)..................................................................               N.A.
            (b).....................................................................               6.07
            (c).....................................................................               2.14
         317(a)(1)..................................................................               6.08
            (a)(2)..................................................................               6.09
            (b).....................................................................               2.06
         318(a).....................................................................              10.01
            (b).....................................................................               N.A.
            (c).....................................................................              10.01

         N.A. means not applicable
         *This Cross-Reference Table is not part of the Indenture

          INDENTURE, dated as of February 11, 2002, between Six Flags, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-7/8% Senior Notes due 2010 (the "Initial Notes") and the 8-7/8% Senior Notes due 2010 if and when issued in the Exchange Offer (the "New Notes" and, together with the Initial Notes, the "Notes").

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01. DEFINITIONS.

          "144A Global Note" means one or more global notes in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will represent the aggregate principal amount of the Notes sold in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means (i) the sale, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and/or Section 5.01 hereof and not by
Section 4.10 hereof, and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $10.0 million or (b) for net proceeds in excess of $10.0 million. Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) the transfer of Equity Interests in any Restricted Subsidiary pursuant to the Subordinated Indemnity Agreement or the Partnership Parks Agreements, (iv) the issuance of Equity Interests by a Restricted Subsidiary to any employee thereof or as consideration for the acquisition of all or substantially all of the assets of, or a majority of the Voting Stock of, any Person (or a business unit or division of such Person), PROVIDED that the primary business of such Person (or such unit or division) is a Permitted Business, (v) the substitution of property in accordance with the terms of the Parcel Lease, dated November 7, 1997, between Marine World and Park Management Corp., as the same may be modified or amended from time to time after the Issue Date, PROVIDED modification or amendment does not adversely affect the interests of the Holders in any material respect, and (vi) a Restricted Payment that is permitted by
Section 4.07 hereof.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Beneficial Share Assignment Agreement" means the Beneficial Share Assignment Agreement, dated as of April 1, 1998, between TW-SPV Co. and the Company.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars or foreign currency, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facilities or with any commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition, (vi) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc. and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vi) of this definition.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner" (as such terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Company, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Clearstream" means Clearstream Banking S.A.

          "Company" means Six Flags, Inc., and any and all successors thereto.

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, PLUS (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS (iii) depreciation, amortization (including any depreciation or amortization arising out of purchases by the Company or any Restricted Subsidiary of Equity Interests in the partners of the Co-Venture Partnerships and amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS (iv) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP (other than accrual of income in the ordinary course of business in respect of a future cash payment).

          Notwithstanding any other provision of this Indenture to the contrary, "Consolidated Cash Flow" of the Company for any period will be deemed to include 100% of the cash distributions to the Company or any of its Restricted Subsidiaries in respect of such period from the Co-Venture Partnerships, directly or indirectly, out of the Consolidated Cash Flow of the Co-Venture Partnerships in respect of such period.

          "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, PLUS (ii) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that the same has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, PLUS (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon). The term "Consolidated Interest Expense" shall not include the consolidated interest expense of any Person with respect to (i) Indebtedness of the Co-Venture Partnerships (or the general partners thereof), except to the extent guaranteed by the Company or any Restricted Subsidiary (other than such general partners); or (ii) any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and prior to any deduction in respect of dividends on any series of preferred stock of such Person, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referentPerson or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the cumulative effect of a change in accounting principles shall be excluded.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "Convertible Preferred Stock" means the 115,000 shares of the Company's 7-1/4% Convertible Preferred Stock underlying the PIERS.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice in writing to the Company.

          "Co-Venture Partnerships" means (i) Six Flags Over Georgia II, L.P., a Delaware limited partnership and (ii) Texas Flags, Ltd., a Texas limited partnership.

          "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Six Flags Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Company as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements have been filed with the SEC, determined on a pro forma basis after giving effect to all acquisitions or Asset Sales made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of calculating the Debt to Cash Flow Ratio, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income; and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the calculation date, shall be excluded.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.08 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Stock" means any Capital Stock (other than the PIERS and the underlying Convertible Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but, without limiting the generality of the foregoing, excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Event of Default" has the meaning specified in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.08(f) hereof.

          "Exchange Offer" means the exchange and issuance by the Company of a principal amount of New Notes (which shall be registered pursuant to the Exchange Offer

Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

          "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

          "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Six Flags Credit Facility and the Notes) in existence on the Issue Date, until such amounts are repaid.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity that have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Global Note Legend" means the legend set forth in Section 2.08(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Notes" means, individually and collectively, each of the Restricted Global Note and the Unrestricted Global Note, in the form of Exhibit A hereto issued in accordance with Sections 2.03 and 2.08 hereof.

          "Government Securities" means (i) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and (ii) money market funds at least 95% of the assets of which constitute Government Securities of the kinds described in clause (i) of this definition.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent: (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or; (iii) banker's acceptances; (iv) representing Capital Lease Obligations; (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or (vi) representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and

Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. The term "Indebtedness" shall not include (i) any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement or (ii) any Indebtedness of the Co-Venture Partnerships (or the general partners thereof), except to the extent guaranteed by the Company or any Restricted Subsidiary (other than such general partners).

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" is defined in the preamble hereto.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees and any deposit or advance made pursuant to any contract entered into in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company (other than pursuant to the terms of the Partnership Parks Agreements or the Subordinated Indemnity Agreement) such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

          "Issue Date" means the date the Initial Notes are issued.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Marine World" means the Marine World Joint Powers Authority or any successor thereto.

          "Marine World Agreements" means:

          (1) the Parcel Lease, dated November 7, 1997, between Marine World and Park Management Corp. ("PMC");

          (2) the Reciprocal Easement Agreement, dated November 7, 1997, between Marine World and PMC;

          (3) the Revenue Sharing Agreement, dated November 7, 1997, among Marine World, PMC and the Redevelopment Agency of the City of Vallejo(the"Agency");

          (4) the Purchase Option Agreement, dated as of August 29, 1997, among Marine World, the Agency, the City of Vallejo and PMC; and

          (5) the 1997 Management Agreement, dated as of February 1, 1997, between Marine World and PMC, as amended;

in each case, as the same may be modified or amended from time to time after the Issue Date, PROVIDED such modification or amendment does not adversely affect the interests of the Holders in any material respects.

          "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "New Notes" is defined in the preamble hereto.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Notes" has the meaning assigned to it in the preamble hereto.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or internal or other counsel to the Company or any Subsidiary of the Company.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

          "Partnership Parks Agreements" means:

          (1) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., Six Flags Theme Parks Inc. and Six Flags Entertainment Corporation and the Related Agreements (as defined therein); and

          (2) the Overall Agreement, dated as of November 24, 1997, among Six Flags Over Texas Fund, Ltd., Flags' Directors, L.L.C., FD-II, L.L.C., Texas Flags,

            Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., Six Flags Theme Parks Inc. and Six Flags Entertainment Corporation and the Related Agreements (as defined therein);

in each case, as the same may be modified or amended from time to time after the Issue Date, PROVIDED such modification or amendment does not adversely affect the interests of the Holders in any material respect.

          "Permitted Business" means any business related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture.

          "Permitted Investments" means an Investment by the Company or any Restricted Subsidiary in (i) cash or Cash Equivalents, (ii) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Permitted Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets (or the assets of any business unit or division of such Person) to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's (or such unit's or division's) primary business is a Permitted Business; (iv) another Person if the aggregate amount of all Investments in all such other Persons does not exceed $25.0 million at any one time outstanding (with each Investment being valued as of the date made and without giving effect to subsequent changes in value); PROVIDED, HOWEVER, that such Person's primary business is a Permitted Business; (v) promissory notes received as consideration for an Asset Sale which are secured by a Lien on the asset subject to such Asset Sale; PROVIDED that the aggregate amount of all such promissory notes at any one time outstanding does not exceed $5.0 million; (vi) non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (vii) assets acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business; (ix) payroll, travel and similar advances that are made in the ordinary course of business; (x) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (xi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (xii) other Investments in any Person at any time outstanding (each such Investment being measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed $150 million.

          "Permitted Liens" means (i) Liens to secure Indebtedness of a Restricted Subsidiary of the Company that was permitted to be incurred under this Indenture; (ii) Liens existing on the Issue Date; (iii) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; PROVIDED, FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (iv) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Restricted Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED, FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries; (v) Liens securing Indebtedness or other obligations; of a Restricted Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (vi) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same type of property securing such Hedging Obligations; (vii) Liens to secure any Permitted Refinancing Indebtedness; PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Indebtedness (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of: (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness refinanced at the time the original Lien became a Permitted Lien; and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (viii)(a) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company or any Restricted Subsidiary of the Company and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property; (ix) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (x) Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (xi) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (xii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair the use of such properties in the operation of the business of such Person; (xiii) Liens securing Purchase Money Indebtedness; PROVIDED, HOWEVER, that (a) the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture, (b) the principal amount of any Indebtedness secured by any such Lien does not exceed the cost of assets or property so acquired or constructed and (c) the amount of Indebtedness secured by any such Lien is not subsequently increased; (xiv) Liens arising out of the transactions contemplated by the Partnership Parks Agreements, the Marine World Agreements, the Subordinated Indemnity Agreement or the Six Flags Agreement; and
(xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $20.0 million at any one time outstanding.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), PLUS accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (PLUS the amount of reasonable expenses, including premiums, incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by a Restricted Subsidiary.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PIERS" means the Company's 11,500,000 Preferred Income Equity Redeemable Shares issued on January 23, 2001.

          "Private Placement Legend" means the legend set forth in Section 2.08(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          "Public Equity Offering" means an underwritten primary public offering of Equity Interests (other than Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act.

          "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of the Company of such asset, including additions and improvements; PROVIDED, HOWEVER, that any Lien arising in connection with this type of Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and PROVIDED FURTHER, that such Indebtedness is incurred within 180 days after such acquisition, addition or improvement by the Company or Restricted Subsidiary of such asset.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., Allen & Company Incorporated, BNY Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc. and Scotia Capital
(USA) Inc.

          "Registration Statement" means any registration statement of the Company relating to (a) an offering of New Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of the Registration Rights Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Responsible Officer" when used with respect to the Trustee, means (a) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Period" means the 40-day period commencing on the date as of which this Indenture is dated.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means (i) all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto; (ii) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes; and
(iii) all Obligations with respect to the items in the preceding clauses (i) and
(ii). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; (iii) any trade payables; or (iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

          "Six Flags Agreement" means that certain Agreement and Plan of Merger dated as of February 9, 1998, by and among Premier Parks, Inc. (predecessor to the Company), Premier Parks Holdings Corporation, Premier Parks Merger Corporation, a certain group of sellers listed therein and Six Flags Entertainment Corporation (predecessor to Six Flags Operations, Inc.).

          "Six Flags Credit Facility" means the $1.2 billion credit agreement, dated as of November 5, 1999, among Six Flags, Inc., Six Flags Operations Inc., Six Flags Theme Parks Inc., and the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and the other agents named therein, as subsequently amended.

          "Specified Amount" means, as of any date, the product of (i) the Consolidated Cash Flow of the Company for the most recently ended four-quarter period for which financial statements have been filed with the SEC determined on a pro forma basis after giving effect to all acquisitions or Asset Sales made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period, times (ii) 0.75.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Strategic Equity Investment" means a cash contribution to the common equity capital of the Company or a purchase from the Company of common Equity Interests (other than Disqualified Stock), in either case by or from a Strategic Equity Investor and for aggregate cash consideration of at least $25.0 million.

          "Strategic Equity Investor" means, as of any date, any Person (other than an Affiliate of the Company) engaged in a Permitted Business which, as of the day immediately before such date, had a Total Equity Market Capitalization of at least $1.0 billion.

          "Subordinated Indemnity Agreement" means the Subordinated Indemnity Agreement, dated as of April 1, 1998, among the Company, Six Flags Entertainment Corporation and its subsidiaries, Time Warner Inc., Time Warner Entertainment Company, L.P. and TW-SPV Co., as the same may be modified or amended from time to time after April 1, 1998, provided such modification or amendment does not adversely affect the interests of the Holders in any material fashion.

          "Subsidiary" means with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); PROVIDED that, notwithstanding the foregoing, each of SFOG A Holdings, SFOG B Holdings, SFOT I Holdings and SFOT II Holdings will be deemed to be a Subsidiary of the Company for all purposes under the Indenture so long as the Subordinated Indemnity Agreement and the Beneficial Share Assignment Agreement will each be in full force and effect and no default or event of default will have occurred thereunder, and (ii) any partnership or limited liability company
(a) the sole general partner or the managing general partner (or equivalent) of which is such Person or a Subsidiary of such Person; or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "Total Equity Market Capitalization" of any Person means, as of any day of determination, the sum of (i) the product of (A) the aggregate number of outstanding primary shares of (x) common stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of common stock of such Person) and (y) preferred stock of such Person on such day (to the extent listed on a national securities exchange or the Nasdaq National Market System) multiplied by (B) the average closing price of such common stock or such preferred stock, as the case may be, listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding such day, plus (ii) the liquidation value of any outstanding shares of preferred stock of such Person on such day not listed on a national securities exchange or the Nasdaq National Market System.

          "Transfer Restricted Securities" means each Note, until the earliest to occur of (a) the date on which such Note has been exchanged by a person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Note for one or more Exchange Notes, the date on which such Exchange Notes are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

          "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary (other than Six Flags Operations Inc. or Six Flags Theme Parks Inc. or any successor to either of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any

Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. person as defined in Rule 902(a) under the Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body) of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

          Section 1.02.  OTHER DEFINITIONS.

                                                           Defined in
Term                                                          Section
"Additional Notes"                                              2.01
"Affiliate Transaction"                                         4.11
"Asset Sale Offer"                                              4.10
"Authentication Order"                                          2.04
"Basket Period"                                                 4.07
"Change of Control Offer"                                       4.15
"Change of Control Payment"                                     4.15
"Change of Control Payment Date"                                4.15
"Covenant Defeasance"                                           8.03
"DTC"                                                           2.05
"Event of Default"                                              6.01

                                       18

"Excess Proceeds"                                               4.10
"incur"                                                         4.09
"Legal Defeasance"                                              8.02
"Offer Amount"                                                  3.09
"Offer Period"                                                  3.09
"Paying Agent"                                                  2.05
"Permitted Debt"                                                4.09
"Purchase Date"                                                 3.09
"Registrar"                                                     2.05
"Restricted Payments"                                           4.07

          Section 1.03. ONE CLASS OF SECURITIES. The Initial Notes and the New Notes shall vote and consent together on all matters as one class and none of the Initial Notes or the New Notes shall have the right to vote or consent as a separate class on any matter.

          Section 1.04. TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

          Section 1.05. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)     a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)     "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)     provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II
                                    THE NOTES

          Section 2.01. ISSUANCE OF ADDITIONAL NOTES. The Company may, subject to Section 4.09 hereof, issue additional Notes ("Additional Notes") under this Indenture which will have identical terms as the Notes issued on the Issue Date other than with respect to the Issue Date, issue price and first payment of interest. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

          Section 2.02. PAYMENTS BY COMPANY BY WIRE TRANSFER. The Company shall make all interest, premium, if any, and principal payments by wire transfer to any Holder who shall have given written directions to the Company to make such payments by wire transfer pursuant to the wire transfer instructions supplied to the Company by such Holder.

          Section 2.03. FORM AND DATING. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Notes shall be dated the date of their authentication.

          (a) GLOBAL NOTES.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.

          (b) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

          Section 2.04. EXECUTION AND AUTHENTICATION. An Officer shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.09 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

          Section 2.05. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          Section 2.06. PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the

Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

          Section 2.07. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section. 312(a).

          Section 2.08. TRANSFER AND EXCHANGE. (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and
2.12 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.08 or
Section 2.09 or 2.12 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.08(b), (c) or (f) hereof.

          (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(i).

          (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.08(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.08(f) hereof, the requirements of this Section 2.08(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
     Section 2.08(h) hereof.

          (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.08(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,
                    (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
                        Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private

                    Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

          (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                    (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.08(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.08(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding Sections 2.08(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or
                    (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.08(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(iv) shall not bear the Private Placement Legend.

          (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

          (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive

     Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                    (2)(b) thereof;

               (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                    (3)(a) thereof;

               (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                    (3)(c) thereof,

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

          (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.08(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.08(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by such Holder's attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.08(e).

          (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted

Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) PRIVATE PLACEMENT LEGEND.

               (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATIONS, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THE SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SIX FLAGS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE

          EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
          (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT SIX FLAGS, INC. AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.08 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THE GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THE GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO

          CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES.

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 3.09, 4.10, 4.15 and 9.05).

          (iii) The Registrar shall not be required to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part.

          (vi) The Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.08 to effect a registration of transfer or exchange may be submitted by facsimile.

          Section 2.09. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          Section 2.10. OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bonafide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          Section 2.11. TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

          Section 2.12. TEMPORARY NOTES. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.13. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act in its customary manner). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

          Section 2.14. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.15. CUSIP NUMBERS.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III
                            REDEMPTION AND PREPAYMENT

          Section 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

          Section 3.02. SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          Section 3.03. NOTICE OF REDEMPTION. Subject to the provisions of
Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

          The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancelation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05. DEPOSIT OF REDEMPTION PRICE. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

          Section 3.06. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          Section 3.07. OPTIONAL REDEMPTION. (a) Except as set forth in clause
(b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to February 1, 2006. On or after February 1, 2006, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year                                                                Percentage
2006..........................................................      104.438%
2007..........................................................      102.958%
2009 and thereafter...........................................      100.000%

          (b) Notwithstanding the foregoing, at any time prior to February 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (which includes Additional Notes, if any) originally issued under this Indenture at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings and/or the net cash proceeds of a Strategic Equity Investment; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) originally issued remains outstanding immediately after the occurrence of each such redemption (excluding the Notes held by the Company and its Subsidiaries); and (ii) any such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering and/or Strategic Equity Investment.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

          (d) If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

          Section 3.08. MANDATORY REDEMPTION. Except as set forth in Sections
4.10 and 4.15, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          Section 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS. In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the paying agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV
                                    COVENANTS

          Section 4.01. PAYMENT OF NOTES. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; if applicable, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

          Section 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.05.

          Section 4.03. REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders and the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (i) and (ii) with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

          Section 4.04. COMPLIANCE CERTIFICATE. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the

Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in connection with the audit for certification of such financial statements contained in such reports, nothing has come to their attention that would lead them to believe that the Company has failed to comply with any provisions of Article 4 or Article 5 hereof insofar as the provisions relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          Section 4.05. TAXES. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

          Section 4.06. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          Section 4.07. RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of any Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of any Equity Interests of the

Company in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow test set forth in the first paragraph of Section 4.09 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph) shall not exceed, at the date of determination, the sum, without duplication, of (A) an amount equal to the Company's Consolidated Cash Flow for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after June 30, 1999 to the end of the Company's most recently ended full fiscal quarter for which financial statements have been filed with the SEC (the "Basket Period") less the product of 1.4 times the Company's Consolidated Interest Expense for the Basket Period, plus (B) 100% of the aggregate net cash proceeds received by the Company after June 30, 1999 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after June 30, 1999 of Disqualified Stock or debt securities of the Company that have been converted into Equity Interests (other than (x) Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and (y) any sale of Equity Interests of the Company the net cash proceeds of which are applied pursuant to clause (ii) of the immediately succeeding paragraph), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (D) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, the fair market value of the Company's or its Restricted Subsidiary's, as the case may be, Investment in such Subsidiary as of the date of such redesignation.

          The preceding provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration the payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(B) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the purchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of the Company of partnership interests held by the partners in the limited partners of the Co-Venture Partnerships, the co-general partner of the Co-Venture Partnerships or, in each case, their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements; (v) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), any transactions pursuant to or contemplated by, and payments made in connection with, and in accordance with the terms of, the Partnership Parks Agreements and the Marine World Agreements; (vi) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), any transactions pursuant to or contemplated by, and payments made in connection with, and in accordance with the terms of, the Subordinated Indemnity Agreement;
(vii) in the event the Company issues common stock in exchange for or upon conversion of PIERS (or Convertible Preferred Stock underlying the PIERS), cash payments made in lieu of the issuance of fractional shares of common stock, not to exceed $500,000 in the aggregate in any fiscal year; (viii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company from employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors); PROVIDED, HOWEVER, that the aggregate amount of such repurchases shall not exceed $5.0 million in any twelve-month period; and (ix) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the payment of dividends on the PIERS (or the underlying Convertible Preferred Stock) or the redemption of the then outstanding PIERS (or the underlying Convertible Preferred Stock) on August 15, 2009, in each case in accordance with the terms thereof as in effect on the date of this Indenture.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.07 shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment (other than any Restricted Payment permitted pursuant to clause (i) through (ix) of the immediately preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; PROVIDED that in no event shall the business currently operated by Six Flags Operations Inc. or Six Flags Theme Parks Inc. be transferred to or held by any Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of (1) Existing Indebtedness and Indebtedness under Credit Facilities and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of Existing Indebtedness and Indebtedness under Credit Facilities, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing the Existing Indebtedness and Indebtedness under Credit Facilities on the date of this Indenture, (2) the Partnership Parks Agreements, the Marine World Agreements or the Subordinated Indemnity Agreement, (3) the terms of any Indebtedness permitted by this Indenture to be incurred by any Restricted Subsidiary of the Company, (4) this Indenture and the Notes, (5) applicable law, (6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (7) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business, (8) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (9) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (10) obligations otherwise permitted to be incurred pursuant to the provisions of
Section 4.12 that limit the right of the obligee to dispose of the assets securing such obligations, (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and
(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

          Section 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or such preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which financial statements have been furnished or are required to be furnished to Holders of the Notes in reports pursuant to Section 4.03 hereof, would have been no greater than 6.0 to 1.

          The Company shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED, HOWEVER, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

          The first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness under Credit Facilities, in an amount up to $1.5 billion;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of additional revolving credit Indebtedness and letters of credit pursuant to Credit Facilities in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) at any one time outstanding not to exceed the Specified Amount as of such date of incurrence; PROVIDED that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (ii) is reduced to an outstanding balance of $1.0 million or less for at least 30 consecutive days in each fiscal year;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company of Indebtedness represented by the Notes (other than any Additional Notes);

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness and Indebtedness incurred pursuant to clauses (i) and (ii) above) that was permitted by this Indenture to be incurred;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) if the Company is the obligor on any such intercompany Indebtedness, such Indebtedness is, if any Default or Event of Default with respect to the Company occurs and is continuing, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
     (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such intercompany Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such intercompany Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of (a) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be incurred and (b) Currency Agreements that do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (ix) Indebtedness in respect of performance bonds, letters of credits, surety or appeal bonds, prior to any drawing thereunder, for or in connection with pledges, deposits or payments made or given in the ordinary course of business;

          (x) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09 (including, without limiting the generality of the foregoing, the guarantee by the Company or any Restricted Subsidiary of the Company of Existing Indebtedness);

          (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of

     Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi); and

          (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $100.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on preferred stock in the form of additional shares of the same class of preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock for purposes of this Section 4.09; PROVIDED, in each such case, that the amount thereof is included in Consolidated Indebtedness of the Company as accrued.

          Section 4.10. ASSET SALES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary, of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10 each of the following shall be deemed to be cash: (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate to the Notes) that are assumed by the transferee of any such assets that releases the Company or such Restricted Subsidiary from further liability or, in the case of the sale of Capital Stock, that are assumed by the transferee by operation of law and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

          Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries shall be permitted to consummate an Asset Sale without complying with such paragraph if (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as determined in good faith by the Board of Directors of the Company or the applicable Restricted Subsidiary) and (2) at least 75% of the consideration of that Asset Sale constitutes assets or other property of a kind usable by the Company or its Restricted Subsidiaries in the business of the Company and its Restricted

Subsidiaries as conducted by the Company and its Restricted Subsidiaries on the date of this Indenture; PROVIDED that any consideration not constituting assets or property of a kind usable by the Company and its Restricted Subsidiaries in the business conducted by them on the date of this Indenture and received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Proceeds subject to the provisions of the two succeeding paragraphs.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds (i) to repay Senior Debt and, if Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto, (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Person (or business unit or division of such Person); PROVIDED that the primary business of such Person (or unit or division) is a Permitted Business, (iii) to fund obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements or the Subordinated Indemnity Agreement, (iv) to acquire Capital Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or any Restricted Subsidiary, (v) to make a capital expenditure, (vi) to acquire other long-term assets that are used or useful in a Permitted Business or (vii) to commit to undertake any of the actions specified in clauses (ii), (iii), (iv), (v) or (vi) above, PROVIDED that such action is consummated within 90 days from the end of such 365-day period. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to all Holders and all holders of other Indebtedness of the Company that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redemptions with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness of the Company that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

          To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

          Section 4.11. TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or indemnification arrangements, stock options and stock ownership plans approved by the Board of Directors, or the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise employees of the Company or its Restricted Subsidiaries,
(iv) loans or advances to employees in the ordinary course of business, (v) Restricted Payments that are permitted by Section 4.07 hereof, (vi) transactions pursuant to or contemplated by, and in accordance with, the terms of the Subordinated Indemnity Agreement, (vii) transactions pursuant to or contemplated by and payments in connection with, and, in each case, in accordance with, the terms of the Partnership Parks Agreements and (viii) transactions pursuant to or contemplated by, and in accordance with, the Marine World Agreements.

          Section 4.12. LIENS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing trade payables, Attributable Debt or Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on that property or those assets or proceeds that is senior in priority to those Liens, with the same relative priority as that subordinate or junior Indebtedness will have with respect to the Notes and (ii) in all other cases, the Notes are secured by such Lien on an equal and ratable basis.

          Section 4.13. LINE OF BUSINESS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent that the activity would not be material to the Company and its Restricted Subsidiaries taken as a whole.

          Section 4.14. CORPORATE EXISTENCE. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

          Section 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

          (b) On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of

Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender in the Change of Control Offer.

          The Company shall fix the Change of Control Payment Date no earlier than 30 days and no later than 60 days after the Change of Control Offer is mailed as set forth above. Prior to complying with the provisions of the preceding sentence, but in any event within 90 days following a Change of Control, the Company shall either repay all of its and its Subsidiaries' outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing all such outstanding Indebtedness to the extent necessary to permit the repurchase of Notes required by this Section 4.15.

          Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15, by virtue thereof.

          Section 4.16. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or a Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of
Section 4.09 hereof or pursuant to clause (vi) of the third paragraph of Section
4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the

Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

          Section 4.17. PAYMENTS FOR CONSENT. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 4.18. LIMITATION ON LEASES. The Company shall not, directly or indirectly, lease all or substantially all of its assets to any Person.

                                   ARTICLE V
                                   SUCCESSORS

          Section 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) either (a) the Company is the surviving corporation or (b) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to supplemental indentures in forms reasonably satisfactory to the Trustee, as well as under the Registration Rights Agreement and the Exchange Notes; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, immediately after such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof or (b) have a Debt to Cash Flow Ratio that equals or exceeds the Debt to Cash Flow Ratio immediately prior to such transaction.

          Section 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this

Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

          Section 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) the Company fails to comply for (i) a period of 30 days with any of the provisions of Section 4.10 or 4.15 hereof or (ii) 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class, with other provisions of Article 4 or Section 5.01 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

          (e) the Company or any Restricted Subsidiary fails to pay Indebtedness within any applicable grace period after final maturity or the acceleration of any Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated at any time exceeds $10.0 million;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments are not paid, discharged or stayed for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

          (g) the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i) commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (iv) makes a general assignment for the benefit of its creditors, or

          (v) generally is not paying its debts as they become due; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

          Section 6.02. ACCELERATION. If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after February 1, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the

Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to February 1, 2006 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, the premium specified for the twelve months commencing on such date pursuant to Section 3.07 hereof shall also become and be immediately due and payable to the extent permitted by law.

          Section 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          Section 6.04. WAIVER OF PAST DEFAULTS. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 6.05. CONTROL BY MAJORITY. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

          Section 6.06. LIMITATION ON SUITS. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

          Section 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct in writing.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          Section 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII
                                     TRUSTEE

          Section 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which by any provision hereof are specifically required to be furnished to the Trustee to determine whether or not they substantially conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificates.

          Section 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

          Section 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 7.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

          Section 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed, if any, in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee if the Notes are listed on any stock exchange or delisted therefrom.

          Section 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee or any predecessor Trustee and their agents for, and hold them harmless against any and all losses, liabilities, damages, claims or expenses including reasonable attorneys' fees and expenses and taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall have been caused by its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          Section 7.08. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          Section 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          Section 7.10. ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

          Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          Section 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an

Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

          Section 8.02. LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

          Section 8.03. COVENANT DEFEASANCE. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18
hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

          Section 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 8.02 or
8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing, either (x) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium on , if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          Section 8.06. REPAYMENT TO COMPANY. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 8.07. REINSTATEMENT. If the Trustee or paying agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

          Section 9.01. WITHOUT CONSENT OF HOLDERS. Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          Section 9.02. WITH CONSENT OF HOLDERS.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.10 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof); or

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

          Section 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

          Section 9.04. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          Section 9.05. NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                    ARTICLE X
                                 MISCELLANEOUS

          Section 10.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

          Section 10.02. NOTICES. Any notice or communication by the Company or the Trustee to the others is duly given if in writing (which may be via facsimile) and delivered in Person or mailed by first class mail.

          If to the Company:
          Six Flags, Inc.
          122 East 42nd Street
          New York, New York 10168
          Attention:  Chief Financial Officer
          Facsimile number: (212) 949-6203
          Telephone number: (212) 599-4690

          With a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
          Attention:    David Lefkowitz, Esq.
          Facsimile number: (212) 310-8007

          If to the Trustee:

          The Bank of New York
          5 Penn Plaza, 13th Floor
          New York, New York 10001-1810
          Facsimile number: (212) 896-7299
          Attention: Corporate Trust Administration

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be in writing and shall be deemed to have been duly given when received.

          Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Section 10.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          Section 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 10.06. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          Section 10.08. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          Section 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 10.10. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 10.11. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 10.12. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 10.13. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of February 11, 2002

                           SIX FLAGS, INC.

                           By: /s/ James F. Dannhauser
                               ------------------------------
                               Name: James F. Dannhauser
                               Title: Chief Financial Officer

                           THE BANK OF NEW YORK

                           By: /s/ Julie Salovitch-Miller
                               -----------------------------
                               Name:  Julie Salovitch-Miller
                               Title: Vice President

                                    EXHIBIT A

                                                                           CUSIP

                                 [Face of Note]

                          8-7/8% Senior Notes due 2010
No.001                                                        Principal Amount $

                                 SIX FLAGS, INC.

promises to pay to CEDE & CO., or registered assigns, the principal sum of
DOLLARS ($                 ) on February 1, 2010.

Interest Payment Dates:  February 1 and August 1, commencing August 1, 2002

Record Dates:  January 15 and July 15

                                        Dated: February 11, 2002

                                        SIX FLAGS, INC.

                                        By:
                                            ------------------------------------
                                            Name: [James F. Dannhauser]
                                            Title: [Chief Financial Officer]

This is one of the Global Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:
    -------------------------------
          Authorized Signatory

                                 [Back of Note]

                          8-7/8% Senior Notes due 2010

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF A SUCCESSOR DEPOSITARY, OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SIX FLAGS, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS

THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHICH THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT SIX FLAGS, INC. AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND
(II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OR TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                          8-7/8% Senior Notes due 2010

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Six Flags, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8-7/8% per annum from February 11, 2002 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each such year, or if any such day is not a business day, on the next succeeding business day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, the Global Note and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the paying agent on or prior to the applicable record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as paying agent and registrar. The Company may change any paying agent or registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of February 11, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially in the aggregate principal amount of $480.0 million. Subject to compliance with
Section 2.01 of the Indenture, the Company is permitted to issue Additional Notes under the Indenture in an unlimited principal amount. Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same class as the initial Notes) for all purposes of the Indenture, unless the context clearly indicated otherwise.

          5. OPTIONAL REDEMPTION. (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to February 1, 2006. On or after February 1, 2006, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

Year                                                            Percentage
2006                                                             104.438%
2007                                                             102.958%
2008                                                             101.479%
2009 and thereafter                                              100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to February 1, 2005, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (which includes Additional Notes, if any) originally issued under the Indenture at a redemption price of 108.875% of the principal amount thereof on the redemption date with the net cash proceeds of one or more Public Equity Offerings and/or the net cash proceeds of a Strategic Equity Investment; PROVIDED that at least 65% of the aggregate principal amount of Notes (which includes Additional Notes, if any) originally issued remains outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries); and PROVIDED FURTHER, that any such redemption shall occur within 60 days of the date of the closing of each such Public Equity Offering and/or Strategic Equity Investment.

          6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          7. REPURCHASE AT OPTION OF HOLDER. (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an offer to all Holders (as "Asset Sale Offer") pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and such other Indebtedness of the Company that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redemptions with the proceeds of sales of assets, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate amount of Notes and other indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply for (A) a period of 30 days with any of the provisions of Section 4.10 or 4.15 of the Indenture or (B) 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class with any other provisions of Article 4 or
Section 5.01 of the Indenture (in each case, other than a failure to purchase Notes); (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture or the Notes; (v) failure to pay Indebtedness within any applicable grace period after final maturity or the acceleration of such Indebtedness because of a default where the total amount of such Indebtedness unpaid or accelerated at any time exceed $10.0 million; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days provided that the aggregate of all such undischarged judgments exceeds $10.0 million and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN NET (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Six Flags, Inc.
          122 East 42nd Street
          49th Floor
          New York, New York  10168
          Attention: General Counsel

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

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(Insert assignee's soc. or tax I.D. no.)

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Date: ____________________

                             Your Signature:
                                            ------------------------------------
                             (Sign exactly as your name appears on the face of
                              this Note)

Signature Guarantee.

(Participant in a Recognized Signature
Guarantee Medallion Program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

          / / Section 4.10                / / Section 4.15

          If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$----------

Date:_________________

                             Your Signature:
                                             -----------------------------------
                             (Sign exactly as your name appears on the face of
                              this Note)

Signature Guarantee.

(Participant in a Recognized Signature
Guarantee Medallion Program)

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                            Amount of                                 of this Global Note       Signature of
                           decrease in        Amount of increase        following such       authorized officer
                         Principal Amount     in Principal Amount        decrease (or           of Trustee or
Date of Exchange       of this Global Note    of this Global Note         increase)            Note Custodian
----------------       -------------------    -------------------         ---------            --------------

----------
(1) Insert this table only in a Global Note.

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Six Flags, Inc.
122 East 42nd Street
49th Floor
New York, New York  10168

[Registrar address block]

          Re: 8-7/8% Senior Notes Due 2010

          Reference is hereby made to the Indenture, dated as of February 11, 2002 (the "INDENTURE"), between Six Flags, Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "TRANSFER"), to ____________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATIONS GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATIONS. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          --------------------------------------
                                          [Insert Name of Transferor]


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated:_____________,_____

                       ANNEX A TO CERTIFICATE OF TRANSFER

4. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) / /   a beneficial interest in the :

         (i)  / / 144A Global Note (CUSIP_________), or

         (ii) / / Regulation S Global Note (CUSIP________), or

     (b) / / a Restricted Definitive Note.

5. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a) / /  a beneficial interest in the:

         (i)  / /  144A Global Note (CUSIP__________), or

         (ii) / / Regulation S Global Note (CUSIP_________), or

         (iii) / / Unrestricted Global Note (CUSIP________); or

     (b) / /  a Restricted Definitive Note; or

     (c) / /  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Six Flags, Inc.
122 East 42nd Street
49th Floor
New York, New York  10168

[Registrar address block]*

          Re: 8-7/8% Senior Notes due 2010

                              (CUSIP_____________)

          Reference is hereby made to the Indenture, dated as of February 11, 2002 (the "Indenture"), between Six Flags, Inc., as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          (d) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (e) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (f) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (g) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

          (h) / / CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (i) / / CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United

States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          --------------------------------------
                                          [Insert Name of Transferor]

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Dated: ___________,_____